UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive North Miami Beach, Florida	33179
(Address of principal executive offices)	(Zip Code)

(305) 947-1664

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2014, Mr. James S. Cassel, a director of Equity One, Inc. (the “Company”), advised the Company that he does not intend to stand for re-election to the board of directors of the Company (the “Board”) at the Company’s 2014 annual meeting of stockholders to be held on May 9, 2014. Mr. Cassel has confirmed to the Board that his decision not to stand for re-election was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company would like to thank Mr. Cassel for his dedication to the Company and his invaluable contributions over the past nine years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: March 27, 2014	By:	/s/ Aaron Kitlowski
Aaron Kitlowski
Vice President, General Counsel and Secretary